As filed with the Securities and Exchange Commission on April 5, 2002

Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MARTIN MARIETTA MATERIALS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	56-1848578
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2710 Wycliff Road
Raleigh, North Carolina 27607
(Address of principal executive offices)

Martin Marietta Materials, Inc.
Common Stock Purchase Plan for Directors
(Full title of the plan)

Roselyn R. Bar
Vice President, General Counsel and Secretary
Martin Marietta Materials, Inc.
2710 Wycliff Road
Raleigh, North Carolina 27607
(919) 781-4550
(Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Proposed
		Maximum	Proposed
		Offering	Maximum	Amount of
	Amount to be	Price Per	Aggregate	Registration
Title of Securities to be Registered	Registered(1)	Share(2)	Offering Price(2)	Fee

Common Stock, $.01 Par Value Per Share	50,000 Shares	$41.47	$2,073,500.00	$191.00

(1)  Represents the additional shares of common stock of Martin Marietta Materials, Inc. issuable pursuant to the Martin Marietta Materials, Inc. Common Stock Purchase Plan for Directors (the “Directors Plan”).

(2)  Estimated solely for calculating the amount of the registration fee, pursuant to Rule 457(h) under the Securities Act.

INCORPORATION BY REFERENCE

     This Registration Statement registers 50,000 additional shares of common stock of Martin Marietta Materials, Inc. under the Martin Marietta Materials, Inc. Common Stock Purchase Plan for Directors, for which shares have previously been registered on Form S-8 (Registration No. 333-15429) (the “Prior Registration Statement”). The contents of the Prior Registration Statement are hereby incorporated by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on the 5th day of April, 2002.

MARTIN MARIETTA MATERIALS, INC

By:	/s/ Roselyn R. Bar

Roselyn R. Bar
Vice President, General Counsel and Secretary

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each of the undersigned officers and directors of the Company hereby severally constitutes and appoints Roselyn R. Bar and M. Guy Brooks, III and each of them, their true and lawful attorneys-in-fact for the undersigned, in any and all capacities, each with full power of substitution to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen P. Zelnak, Jr. Stephen P. Zelnak, Jr.	Chairman of the Board, President and Chief Executive Officer	April 5, 2002

/s/ Janice K. Henry Janice K. Henry	Senior Vice President and Chief Financial Officer	April 5, 2002

/s/ Anne H. Lloyd	Vice President, Controller and Chief Accounting Officer	April 5, 2002

/s/ Richard G. Adamson Richard G. Adamson	Director	April 5, 2002

/s/ Marcus C. Bennett Marcus C. Bennett	Director	April 5, 2002

/s/ Sue W. Cole Sue W. Cole	Director	April 5, 2002

/s/ Bobby F. Leonard Bobby F. Leonard	Director	April 5, 2002

/s/ Frank H. Menaker, Jr. Frank H. Menaker, Jr.	Director	April 5, 2002

/s/ William E. McDonald William E. McDonald	Director	April 5, 2002

/s/ James M. Reed James M. Reed	Director	April 5, 2002

/s/ William B. Sansom William B. Sansom	Director	April 5, 2002

/s/ Richard A. Vinroot Richard A. Vinroot	Director	April 5, 2002

INDEX TO EXHIBITS

Exhibit No.		Page

5.	Opinion of Robinson Bradshaw & Hinson, P.A. to the legality of securities issuable under the Directors Plan.

23.1	Consent of Ernst & Young LLP, Independent Auditors for Martin Marietta Materials, Inc. and consolidated subsidiaries.

23.2	Consent of Robinson Bradshaw & Hinson, P.A. (included in Exhibit 5)

24.	Powers of Attorney (included on signature page)